Exhibit 10.14
Lease
Welshpool Landowner Pty Ltd
(“Lessor”)
and
James Hardie Australia Pty Limited
(“Lessee”)

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This lease
is made on 3 April 2009 between the following parties:
Welshpool Landowner Pty Ltd ACN 108 198 778 of Suite 1, 567 Hay Street Daglish, Western Australia 6008 (Lessor)
2.	James Hardie Australia Pty Limited ACN 084 635 558 of 10 Colquhoun Street Rosehill, New South Wales 2142 (Lessee)
The parties agree
1	Definitions
Unless otherwise required by the context or subject matter:

Address means the address specified in Item 8 of the Schedule or any other address which the Lessor by notice to the Lessee nominates;

Building means the building situated at the corner of Briggs Street and Rutland Avenue, Welshpool, WA and all associated improvements;

Business Day means a day other than a Saturday, Sunday or public holiday in Western Australia;

Common Areas means the parts of the Land and the Building from time to time set aside by the Lessor:
(a)	as areas open to the public;

(b)	for common use by the Occupiers; or

(c)	for common amenity or convenience;
Costs and Expenses means the costs and expenses mentioned in clause 11;

Date of Commencement means the date specified in Item 4 of the Schedule;

Document means this deed as supplemented, amended or varied from time to time;

Encumbrance means a mortgage, charge, bill of sale, lien, pledge, easement, restrictive covenant, writ, warrant or caveat and the claim stated in that caveat affecting the Land or the Building;

Event of Default means an event specified in clause 37.1;

Facility means a lavatory, sink, drain or other sewerage or plumbing facility, and a gas or electrical fitting or appliance in or on the Land or the Building;

Final Period means the period from the first day of the final Lease Year to the date of Termination;

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Further Term means each further term specified in Item 5 of the Schedule;

Holding Over means holding over by the Lessee under clause 40;

Insured Risk means an event against which property owners customarily insure including, but not limited to, fire, explosion, earthquake, aircraft, riot, civil commotion, lightning, storm, tempest, act of God, fusion, smoke, rainwater, water leakage, impact by vehicles, machinery breakdown and malicious acts or omissions;

Interest means interest at the rate specified in Item 10 of the Schedule;

Land means the land described in Item 2 of the Schedule;

Lease Year means a period of TWELVE (12) months commencing on July 1 in any year of the Term or any other period of TWELVE (12) months specified by the Lessor, and includes where appropriate the Preliminary Period and the Final Period;

Lessee’s Covenants means the covenants, agreements and obligations contained or implied in this Document or imposed by law to be observed and performed by the Lessee;

Lessee’s Fixture means each fixture installed in or on the Premises by the Lessee or a previous occupier of the Premises or any part of the Premises;

Lessee’s Proportion means:
(a)	in respect of land tax and metropolitan region improvement tax;
(1)	if land tax and metropolitan region improvement tax are separately charged or assessed in respect of the Premises, the amount levied, assessed or charged in respect of the Premises; or

(2)	if land tax and metropolitan region improvement tax are not separately charged or assessed in respect of the Premises, an amount which bears the same ratio to the land tax and metropolitan region improvement tax as the land area of the Premises bears to the total land area of the Land; and
(b)	in respect of local authority and water authority charges;
(1)	if local authority and water authority charges are separately charged or assessed in respect of the Premises, the amount levied, assessed or charged in respect of the Premises; or

(2)	if local authority and water authority charges are not separately charged or assessed in respect of the Premises, an amount which bears the same ratio to the local authority and water authority charges as the Building area of the Premises bears to the total Building area of the Land; and
(c)	in respect of Variable Outgoings, an amount which bears the same ratio to the Variable Outgoings as the Building area of the Premises bears to the total Building area of the Land;
Lessee’s Rights means the right to use:
(a)	the Lessor’s Fixtures from time to time in the Premises;

(b)	the Facilities in the Premises; and

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(c)	the Services supplied to the Premises;

exclusively; and:

(d)	the Common Areas;

(e)	the Facilities in the Common Areas; and

(f)	the Services supplied to:
(1)	the Common Areas; and

(2)	the Facilities in the Common Areas;
in common with other persons having a similar right; and:
(g)	all rights in favour of the Lessee contained or implied in this Document; and

(h)	the right to install cables in the Building subject to the approval of the Lessor;
Lessor’s Covenants means the covenants, agreements and obligations contained or implied in this Document or imposed by law to be observed and performed by the Lessor;

Lessor’s Fixtures includes:
(a)	floor or window coverings;

(b)	partitioning;

(c)	light fittings; and

(d)	any other fixture or fitting;

installed by the Lessor in the Premises and any replacement of any item mentioned in this definition;
Lessor’s Rights means:
(a)	the right to install in the Premises cables, pipes and wires for the supply of a Service, Facility, telephone or electronic communication for the Building, the Land or any Occupier; and

(b)	all rights in favour of the Lessor contained or implied in this Document or granted by law;
Lettable Parts means those parts of the Building or the Land designated by the Lessor from time to time as being intended for letting;

Losses includes claims, demands, losses, damages, Costs and Expenses;

Managing Agent means the person specified in Item 9 of the Schedule or any person, firm or corporation as the Lessor by notice to the Lessee nominates;

Money Payable means the Rent and any other money payable by the Lessee under this Document;

Occupier means a lessee, licensee or other person having the right to occupy any part of the Building;

Painting and Decorating Intervals means the intervals specified in Item 11 of the Schedule;

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Party means the Lessor or the Lessee according to the context;

Permitted Person means:
(a)	an agent, employee, licensee, or invitee of the Lessee; and

(b)	any person visiting the Building with the express or implied consent of any person mentioned in paragraph (a);
Permitted Use means the use specified in Item 13 of the Schedule;

Plant and Equipment means plant and equipment for or in connection with any:
(a)	Service; or

(b)	heating, cooling, lighting, power or plumbing;

serving the Land or the Building;
Preliminary Period means the period from midnight on the day before the Date of Commencement until midnight on the last day of the first Lease Year;

Premises means the Lettable Parts as shown on the plan annexed to this Document including:
(a)	the internal finished surface of the permanent walls;

(b)	where exterior windows are double glazed, the interior glazing and the area between the interior and exterior glazing;

(c)	the internal finished surface of interior walls or partitions except in the case of inter-tenancy walls or partitions where the facing part of those walls to the centre line is included;

(d)	the surface of the floor slabs, whether or not there is a raised floor; and

(e)	if there is a suspended ceiling, the upper surface of the suspended ceiling, or if there is no suspended ceiling, the lower surface of the ceiling slab or roof;

but excluding:

(f)	if the exterior windows are double glazed, the exterior glazing; and

(g)	if the exterior windows are not double glazed, the exterior windows;
Public Liability Insurance Amount means the amount specified in Item 12 of the Schedule;

Rates and Taxes means:
(a)	council rates and charges including, but not limited to, rubbish removal rates and charges;

(b)	land tax and metropolitan region improvement tax on a single holding basis;

(c)	water, drainage and sewerage rates including, but not limited to, meter rents, charges for the disposal of stormwater, and excess water charges; and

(d)	all other similar rates, taxes, charges, assessments and impositions; levied, charged, assessed or imposed in respect of any part of the Land or the Building or the ownership or occupation of any part of the Land or the Building but excluding any tax imposed by the Income Tax Act 1936 and any other

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statute from time to time in force imposing a tax on income or capital increase;
Rent means the rent specified in Item 6 of the Schedule as varied from time to time under this Document;

Schedule means the schedule to this Document;

Service means electricity, gas, oil, fuel, water or other like service;

Term means the term specified in Item 3 of the Schedule and any Further Term;

Termination means the expiry or earlier determination of the Term or any period of Holding Over;

Unfit for Occupation means that the Premises or the Building, or any part of the Premises or the Building are so destroyed or damaged as to:
(a)	render the Premises substantially unfit for occupation and use; or

(b)	interfere substantially with the Lessee’s Rights; and
Variable Outgoings means all outgoings, costs and expenses of the Lessor assessed, charged, payable or incurred in respect of the Land or the Building or in the maintenance, repair, renovation, replacement, decoration, refurbishment, management, administration, control, supervision and security of the Land or the Building including, but not limited to, the cost of:
(a)	insuring the Building or any part of the Building and any equipment or appliance in or on the Land or the Building against:
(1)	fire, explosion, earthquake, aircraft, riot, civil commotion, flood, lightning, storm, tempest, act of God, fusion, smoke, rainwater, water leakage, impact by vehicles, machinery breakdown and malicious acts or omissions;

(2)	loss of rent for a period of TWELVE (12) months;

(3)	demolition and removal of debris;

(4)	architects’ and other consultants’ fees;

(5)	claims under workers’ compensation legislation and statutory liability by employees of the Lessor working in or about the Building; and

(6)	owner’s third party liability; and

(7)	all other risks which the Lessor insures against;
(b)	maintaining, repairing, renovating, replacing, decorating and refurbishing the Building and the Land but excluding:
(1)	work of a structural or capital nature; or

(2)	work which is or would be the responsibility of any Occupier under the terms of this Document;
(c)	providing, operating, maintaining, repairing, renovating, replacing, decorating, refurbishing, managing, administering, controlling, supervising and securing:

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(1)	Services to the Common Areas and to the Facilities within the Common Areas;

(2)	any consumable item or service provided by the Lessor to or for the Common Areas or for the benefit of the Occupiers and not separately charged to any Occupier;

(3)	services to the Building including, but not limited to, lighting, fire fighting and prevention systems, music and public address systems and emergency generators; and

(4)	security systems for the Land or the Building;
(d)	cleaning the Common Areas other than the Lettable Areas;

(e)	compacting, storing and removing rubbish;

(f)	landscaping and maintaining any part of the Land and the Building;

(g)	providing, maintaining, repairing, renovating, replacing, decorating, refurbishing, managing, administer, controlling, supervising and securing any service or thing which the Lessor considers necessary or expedient or an improvement to the amenities of the Building or the Land; but excluding:
(1)	work of a structural or capital nature; or

(2)	work which is or would be the responsibility of any Occupier under the terms of this Document;
(h)	employing the Managing Agent and employing and providing facilities for staff for the matters mentioned in this definition;

(j)	legal fees and disbursements in relation to the matters mentioned in this definition;

(j)	providing motor vehicles, plant, equipment, tools and materials for the matters mentioned in this definition; and

(k)	taxes and statutory charges associated with the matters mentioned in this definition including, but not limited to, payroll tax, financial institutions duty, bank debits tax, tax on goods or services and taxes of a type not charged at the Date of Commencement.

(l)	Rates and Taxes.
2	Grant of Lease
The Lessor:
(a)	LEASES the Premises; and

(b)	GRANTS the Lessee’s Rights;
to the Lessee subject to all Encumbrances for the term specified in Item 3 of the Schedule and subject to:
(c)	the payment of the Money Payable; and

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(d)	the observance and performance of the Lessee’s Covenants;
but RESERVING to the Lessor the Lessor’s Rights.
3	Quiet enjoyment
Except as provided in this Lease and subject to the observance and performance of the Lessee’s Covenants, the Lessee may quietly hold the Premises and enjoy the Lessee’s Rights during the Term without any interruption or disturbance from the Lessor or any person lawfully claiming through or under the Lessor.
4	Easements
4.1	Purposes for which Lessor may act

The Lessor may for the purpose of providing:
(a)	a public or private entrance to or exit from;

(b)	a support for a structure erected on;

(c)	the supply of a Service, a Facility, or telephone or electronic communication to; or

(d)	any other right, privilege or facility for;
the Building, the Land or any other land, do any of the things specified in clause 4.2.

4.2	Rights of Lessor in respect of easements

The Lessor may for the purposes detailed in clause 4.1 and subject to clause 4.3;
(a)	grant rights of support to or enter into any arrangement or agreement with:
(1)	any owner, lessee, tenant, occupier, or other person, interested in land adjacent to or near to the Building; or

(2)	any public authority;
(b)	dedicate or transfer any part of the Land; or

(c)	grant or create any easement or privilege in favour of any person or public authority over or affecting the Premises, the Land or the Building.
4.3	Easements may not substantially derogate from Lessee’s Rights

The Lessor may not without the Lessee’s consent, which consent may not be unreasonably withheld, dedicate, transfer, grant or create any easement, right or privilege which substantially and permanently derogates from the Lessee’s Rights.
5	Rent
The Lessee must pay to the Lessor the Rent without deduction or set off including but not limited to equitable setoff at the times and in the manner specified in Item 6 of the

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Schedule during the Term except that the first and last payments will be apportioned on a daily basis if they are in respect of periods of less than a month.
6	Rent review
6.1	Definitions

In this clause:

Consumer Price Index means the index published by the Australian Bureau of Statistics as the Consumer Price Index for Perth for all groups or if that index is suspended or discontinued, the index substituted for it by the Australian Statistician;

Current Market Rental Value means the best current open market annual rental value that can be reasonable obtained for the Premises:-
(a)	on the basis that the Premises are available for leasing between a willing lessor and a willing lessee;

(b)	on the terms and conditions contained in this Lease (except as to rental payable);

(c)	on the basis that the Lessee’s Lease covenants and obligations have been fully performed at the Rent Review Date (herein defined);

(d)	without taking into account the Lessee’s trade fixtures and fittings any improvements fixtures and fittings erected or installed at the Lessee’s expense;

(e)	having regard to the current market rental for the average of three comparable premises in the area in which the Premises are located; and

(f)	disregarding the value of any incentive offered to the Lessee to enter into this Lease.
Rent Notice means a notice given by the Lessor to the Lessee under clause 6.2(d)(1).

Rent Review Dates means the dates specified in Item 7 of the Schedule.

President means the President or the person acting or deputising for the President for the time being of the Australian Property Institute (Inc) (Western Australian Division); and

Valuer means a valuer who:
(a)	is licensed and being a member of the Australian Institute for Valuer and Land Administrators;

(b)	is a fellow or associate of the Australian Property Institute (Inc) (WA Division) of not less than FIVE (5) years standing; and

(c)	has had not less than FIVE (5) years practical experience in Western Australia in the valuation of properties of the same general classification as the Premises.

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6.2	Method of review the rent
(a)	On the dates specified in Item 7(a) of the Schedule the Rent shall be reviewed to Consumer Price Index (CPI) Perth or THREE PERCENT (3%) whichever is greater.

(b)	On the dates specified in Item 7(b) of the Schedule the Rent shall be reviewed to the Current Market Rental Value of the Premises.

(c)	In no event shall the Current Market Rental Value be less than a CPI review or THREE PERCENT (3%) whichever is greater of the Rent payable immediately prior to the Rent Review Date.

(d)	In reviewing the rent to the Current Market Rental Value the following shall apply:
(1)	Not less than SIX (6) months prior to the Rent Review Date the Lessor shall give to the Lessee notice (Rent Notice) in writing of the annual Rent proposed by the Lessor to become payable from the Rent Review Date (Lessor’s Proposed Rent).

(2)	Within TWENTY ONE (21) days of service of that notice on the Lessee if the Lessee is not agreeable, the Lessee shall be entitled to give to the Lessor notice in writing disputing the amount of the Lessor’s Proposed Rent and stating the amount which the Lessee considers to be the Rent that should be payable from the Rent Review Date (Lessee’s Proposed Rent).

(3)	If the Lessee does not give the notice referred to in paragraph (2) above within the time therein specified the Lessee shall be deemed to have accepted that the Lessor’s Proposed Rent shall be the Rent payable by the Lessee to the Lessor on and from the Rent Review Date.

(4)	If the Lessee gives notice referred to in paragraph (2) above within the time therein specified the Lessor may accept the Lessee’s Proposed Rent as the rent payable by the Lessee to the Lessor on and from the Rent Review Date but if not so accepted or otherwise agreed prior to the Rent Review Date then the annual Rent payable from the Rent Review Date shall be determined by a Valuer appointed by the President for the time being of the Australian Property Institute (Inc) Western Australian Division and the Valuer shall be deemed to be acting as an expert whose decision shall be final and binding on both the Lessor and the Lessee. The cost of the Valuer’s determination shall be borne equally by the Lessee and the Lessor.

(5)	Until the annual Rent from the Rent Review Date is agreed or determined the Lessee shall pay to the Lessor a rental equivalent to the Rent immediately prior to the Rent Review Date. Any further sum which shall be payable by the Lessee from the Rent Review Date as a result of an agreement or determination as the case may be shall be paid in full to the Lessor immediately such sum is known.
7	Not to cause rent reduction
The Lessee must not by any act or omission:
(a)	cause, directly or indirectly the Rent to be reduced; or

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(b)	impose on the Lessor any liability of the Lessee under this Document except:
(1)	if obliged to do so by any statute from time to time in force; or

(2)	with the consent of the Lessor.
8	Goods and services tax
8.1	Definitions

Unless the contrary intention appears, in this clause:

GST means a tax levied on the value of a good or service or property supplied, including but not limited to the value represented by the Rent and the amount of Variable Outgoings, Rates & Taxes or other Money Payable to the Lessor for goods or services or property.

Supply means a good or service or property supplied under this Document, including but not limited to the Premises, Utilities and other goods or services or property the cost of which comprises part of the Variable Outgoings or Rates and Taxes.

8.2	Lessee must pay GST

The Lessee must pay to the Lessor the amount of any GST the Lessor pays or is liable to pay on a Supply.

8.3	Lessee must pay GST at same time

Subject to receipt of a tax invoice, the Lessee must pay to the Lessor the amount of the GST that the Lessee is liable to pay:
(a)	at the same time; and

(b)	in the same manner
as the Lessee is obliged to pay for that Supply, including in relation to Rent, Variable Outgoings and Rates and Taxes, at the time the Lessee is obliged to pay those amounts.

8.4	Prices do not include GST

The price for each Supply, including Rent, fixed or determined under this Document does not include GST on that Supply and the Lessee must pay the amount of GST in addition to the price for that Supply fixed or determined under this Document.

8.5	Apportionment of GST

Where a Supply is not separately supplied to the Lessee, the liability of the Lessee for any amount for GST in relation to that Supply is determined on the same basis as the Lessee’s Proportion of Variable Outgoings is determined.

8.6	Statement of GST paid is conclusive

A written statement given to the Lessee by the Lessor of the amount of GST that the Lessor pays or is liable to pay is conclusive as between the Parties except in the case of an obvious error.

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9	Variable Outgoings
9.1	Estimate of Lessee’s Proportion of Variable Outgoings

In respect of each Lease Year, the Lessor may estimate the Variable Outgoings and advise the Lessee of the amount estimated. In respect of the first Lease Year the Lessor’s estimate is $74,400 (the “Base Amount”).

9.2	Issue of statement of Variable Outgoings

After the expiry of each Lease Year the Lessor must issue to the Lessee a statement giving reasonable details of the Variable Outgoings and the calculation of the Lessee’s Proportion of Variable Outgoings.

9.3	Issue of statement of Rates and Taxes

If the Premises are not separately assessed in respect of Rates and Taxes, the Lessor must issue to the Lessee a statement giving reasonable details of the Rates and Taxes and the calculation of the Lessee’s Proportion of Rates and Taxes.

9.4	Apportionment for periods less than TWELVE (12) months

The Lessee’s Proportion of Rates and Taxes and the Lessee’s Proportion of Variable Outgoings for the Preliminary Period and the Final Period will be apportioned on a daily basis in respect of periods of less than TWELVE (12) months.

9.5	Changes to Variable Outgoings

Notwithstanding any other term of this agreement, the Lessor shall not, in the second and subsequent years of this Lease increase the Variable Outgoings above the Base Amount (i.e. the original $74,400) unless the Lessor has experienced an increase in any of the cost inputs that comprised the Base Amount and then any such increase shall be limited to the amount by which that individual cost increased.

9.6	Payment by Lessee

The Lessee must pay to the Lessor:
(a)	the Lessee’s Proportion of Variable Outgoings within TWENTY (20) business days of service by the Lessor on the Lessee of each statement of Variable Outgoings;

(b)	on account of the Lessee’s Proportion of Variable Outgoings, the amount estimated by the Lessor in respect of each Lease Year, by equal monthly payments on the first day of each month;

(c)	on demand, the Lessee’s Proportion of Rates and Taxes; and

(d)	on demand, the Lessee’s Proportion of Rates and Taxes estimated for the Final Period.
9.7	Lessor to pay Rates and Taxes

The Lessor must pay all Rates and Taxes promptly.

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9.8	Lessor to refund overpayment

If in any Lease Year the amount paid by the Lessee under clause 9.6 above exceeds the Lessee’s Proportion of Variable Outgoings, the Lessor must credit to the Lessee the overpayment except at the end of the Final Period when the Lessor must pay the overpayment to the Lessee within TEN (10) Business Days of service by the Lessor on the Lessee of the statement of Variable Outgoings disclosing the overpayment.

9.9	Lessor may recover taxes

If the Lessee’s Proportion of Variable Outgoings includes any tax on goods or services, the Lessee must pay that tax.
10	Outgoings separately assessed
The Lessee must pay:
(a)	to the Lessor; or

(b)	if the demand is made to the Lessee by any statutory authority, then to that authority;
on demand all outgoings separately assessed or charged in respect of the Premises including, but not limited to:
(c)	electricity, gas and other power and light charges and expenses including, but not limited to:
(1)	charges and assessments for use under assessments or meter readings;

(2)	meter rents;

(3)	the cost of installation of any meter, wiring or other apparatus necessitated by the use of electricity, gas and other power, and

(4)	the cost of cleaning the Premises; and
(d)	the operation, maintenance and repair of fire sprinklers, monitoring and protection, air-conditioning, heating, cooling, ventilation plant, and roller doors servicing the Building.
11	Costs and expenses
11.1	Definition

In this clause:
Legal Fees means reasonable amounts which are payable or have been paid by the Lessor to the Lessor’s solicitor.
11.2	Payment of costs
(a)	The Lessee must pay to the Lessor all the costs, outgoings, fees, Legal Fees and disbursements, and payments, which the Lessor pays or is liable to pay in connection with or incidental to:

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(1)	the stamping, and any necessary registration, of this Document;

(2)	the Money Payable;

(3)	any breach of the Lessee’s Covenants;

(4)	the exercise or purported or attempted exercise of the Lessor’s Rights;

(5)	any work done at the request of the Lessee; and

(6)	obtaining or attempting to obtain payment of the Money payable;

(7)	any action, suit or proceeding arising out of, concerned with, or incidental to:
(A)	any of the matters referred to in subparagraphs (1) to (6); or

(B)	any other matter connected with, incidental to or arising out of this Document;
unless costs are awarded to the Lessee against the Lessor in that action, suit or proceeding;
if they are of a reasonable amount and have been reasonably incurred;

(b)	the Lessee must pay, or if demand is made by the Lessor, must pay to the Lessor:
(1)	all filing and registration fees in connection with this Document; and

(2)	all duty, fines and penalties payable under the Stamp Act 1921, if not caused by any act or omission of the Lessor, financial institutions duty, debits tax, and other statutory duties or taxes on or in respect of:
(A)	this Document;
12	Interest on overdue money
Without affecting the rights, powers and remedies of the Lessor under this Document, the Lessee must pay to the Lessor on demand Interest on any Money Payable which is unpaid for SEVEN (7) days computed from the due date for payment until payment.
13	Lessor to maintain building
Subject to the Lessee performing and observing the Lessee’s Covenants, the Lessor must maintain:
(a)	the structure of the Building; and

(b)	the Common Areas
(1)	to a standard reasonably commensurate with the standard of the Building as at the commencement of this lease (fair wear and tear excepted);

(2)	to a standard reasonably commensurate with equivalent buildings (being buildings that would be relevant for the purposes of determining the Current Market Rent pursuant to clause 6.2); and

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(3)	in a safe condition.
14	Lessee to maintain premises
14.1	General
(a)	The Lessee must maintain the Premises in good condition except in respect of:
(1)	fair wear and tear;

(2)	structural damage not caused by an act or omission of the Lessee or a Permitted Person; and

(3)	damage caused by an event which is the subject of an Insured Risk, but if payment of the insurance money under the Lessor’s insurance policy in respect of that damage is refused or reduced by reason of an act or default of the Lessee, the Lessee must in respect of that damage maintain the Premises in good condition to the extent that the insurance money is refused or reduced; but
(b)	the Lessee’s obligation under this clause is diminished to the extent that payment of insurance money under the Lessor’s insurance policy in respect of that obligation is:
(1)	received by the Lessor; or

(2)	refused or reduced by reason of an act or default of the Lessor; and
(c)	the Lessee must replace all broken or damaged glass in the doors, walls or windows of or to the Premises irrespective of the cause of breakage or damage.
14.2	Floor covering

The Lessee must:
(a)	maintain the floor covering in the Premises in good and clean condition;

(b)	make good all damage to the floor covering, fair wear and tear excepted;

(c)	replace any area of floor covering in the Premises which is unduly worn having regard to the rest of the floor covering in the Premises;

(d)	protect the floor covering from excessive wear by the use of protective devices approved by the Lessor from time to time; and

(e)	on Termination, have the floor covering in the Premises professionally steam or dry cleaned.
14.3	Repair promptly

The Lessee must promptly:
(a)	repair to the satisfaction of the Lessor any damage to the Premises for which the Lessee is liable; and

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(b)	replace all electric globes and fluorescent tubes in the Premises, which fail for any reason.
14.4	Paint and decorate

At the Painting and Decorating Intervals the Lessee must paint with TWO (2) coats at least those parts of the Premises usually painted (i.e. office internal and external walls and external dado panels) in a proper manner, using suitable, good quality materials of a colour and quality first approved by the Lessor in writing.

14.5	Clean and free from rubbish

The Lessee must keep the Premises clean and free from rubbish.

14.6	Pest control

The Lessee must take reasonable precautions to keep the Premises free of animals, birds and insects, and if required by the Lessor, at the cost of the Lessee employ from time to time pest exterminators approved by the Lessor.
15	Lessor’s fixtures and the facilities in the premises
15.1	Maintain
(a)	The Lessee must maintain the Lessor’s Fixtures and the Facilities in the Premises in good condition and must replace any damaged items except in respect of:
(1)	fair wear and tear; and

(2)	damage caused by an event which is the subject of an Insured Risk, but if payment of the insurance money under the Lessor’s insurance policy in respect of that damage is refused or reduced by reason of an act or default of the Lessee, the Lessee must in respect of that damage maintain the Premises in good condition to the extent that the insurance money is refused or reduced; but
(b)	the Lessee’s obligation under this clause is diminished to the extent that payment of insurance money under the Lessor’s insurance policy in respect of the obligation is:
(1)	received by the Lessor; or

(2)	refused or reduced by reason of an act or default of the Lessor.
15.2	Replacements

If the Lessee is liable to replace any of the Lessor’s Fixtures or the Facilities in the Premises, the Lessee must:
(a)	replace that Lessor’s Fixture or Facility with an item of similar quality, colour, and design; and

(b)	carry out the replacement to the reasonable satisfaction of the Lessor.

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15.3	Facilities

The Lessee must keep the Facilities within the Premises unobstructed.
16	Alterations
16.1	Restriction on alterations

The Lessee must not:
(a)	make any alteration or addition to or demolish any part of the Premises;

(b)	remove, alter or add to any of the Lessor’s Fixtures, the Plant and Equipment or any Facility in the Premises;

(c)	install any fixture or partitioning in the Premises;

(d)	make any hole in the walls of the Premises;

(e)	drive nails or other objects into the walls or other parts of the Building;

(f)	cut, alter, remove or replace any carpet in the Premises; or

(g)	install any curtain, blind or other window treatment in or outside the Premises;
without the prior consent of the Lessor and subject to:
(h)	the requirements of any statute in force from time to time, the insurer of any of the Insured Risks and the Insurance Council of Australia; and

(i)	any condition imposed by the Lessor.
16.2	Consent to alterations

In giving consent to any alteration, the Lessor may impose any condition, including, but not limited to, a condition that:
(a)	the work be carried out:
(1)	in accordance with drawings or specifications approved by the Lessor; or

(2)	under the supervision of the Lessor’s architect or other consultant;
(b)	the Lessee pays the costs and fees of the Lessor in supervising or inspecting the work; and

(c)	the Lessor requires the Lessee to carry out other work to or in the Building as a consequence of the alteration, addition, demolition or installation requested by the Lessee;
but in regard to the installation, alteration or addition of partitioning within the Premises, the consent of the Lessor may not be unreasonably withheld.

16.3	Other work necessitated by alteration

If any other work is:

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(a)	required by the Lessor as a condition of giving consent as mentioned in clause 16.1; or

(b)	necessary to comply with a statute for the time being in force or the requirement of an insurer of the Insured Risks or the Insurance Council of Australia;
the Lessee must at the option of the Lessor either:
(c)	carry out that other work; or

(d)	permit the Lessor to carry out that other work;
at the cost of the Lessee in accordance with any requirement imposed by the Lessor in respect of that other work.

16.4	Asbestos and other harmful substances

The Lessee must:
(a)	not install in the Premises:
(1)	asbestos; or

(2)	any other material having the potential to harm the health or safety of persons in the Building; and
(b)	at the Lessee’s cost remove from the Premises and make good any damage caused by the removal of:
(1)	any asbestos brought onto the Land by the Lessee; or

(2)	any other material having the potential to harm the health or safety of persons in the Building brought onto the Land by the Lessee.
17	Use of the premises
17.1	Purpose

The Lessee must not use any part of the Premises for any purpose other than the Permitted Use.

17.2	No warranty as to use

The Lessor gives no warranty as to the use to which the Premises may be put.

17.3	Premises subject to restrictions

The Lessee accepts the Premises for the Term with full knowledge of and subject to any existing prohibition or restriction on the use of the Premises.

17.4	Consent of authority needed

If the business carried on by the Lessee at the Premises is permissible only with consent, license or authority under any statute, the Lessee must obtain that consent, license or authority and comply with that statute.

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18	Floor overloading
The Lessee will not bring onto the Premises any heavy machinery or other plant or equipment not necessary or proper for the Lessee’s use of or its conduct of the business conducted from the Premises and in no event will any machinery, plant or equipment be of a nature or size that will cause or be likely to cause any structural damage to any part of the Premises.
19	Chemicals and inflammable substances
The Lessee must not, except for reasonable quantities for normal applications in connection with the cleaning of the Premises or any equipment in the Premises, or the operation of forklifts, use or store any chemical or inflammable substance within the Building.
20	Environmental covenant
20.1	Definition

In this clause:

Authorisation includes:
(a)	a consent, authorisation, registration, agreement, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

(b)	in relation to anything which will be prohibited or restricted in whole or part by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without that intervention or action;
under an Environmental Law;

Contaminant means a noxious or hazardous substance which, having regard to the quantity and location of the substance and other substances in conjunction with which it is stored or used, is capable of causing material harm to the environment;

Environmental Law means a law relating to any aspect of the environment or health; and

Government Agency means a government or governmental, semi-governmental, or judicial entity or authority.

20.2	Environment

The Lessee must:
(a)	use the Premises in a manner, which complies with each Environmental Law and each Authorisation;

(b)	ensure that each Authorisation, of any conduct or activity in relation to the Premises is obtained before that conduct or activity and kept in full force and effect;

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(c)	not do or omit to do any act which might directly or indirectly result in the revocation, suspension or modification of an Authorisation in relation to the Premises or any conduct or activity in relation to the Premises;

(d)	give to the Lessor notice immediately on becoming aware of:
(1)	the existence of a Contaminant affecting the Premises; or

(2)	the filing of a complaint or the commencement of proceedings against the Lessee in relation to an alleged failure to observe or perform obligations under an Environmental Law or Authorisation;
(e)	provide to the Lessor on demand:
(1)	a report on the effect of any Environmental Law or Authorisation applicable to the Premises or any conduct or activity on the Premises prepared by an expert nominated by the Lessor at the expense of the Lessee; and

(2)	copies of all Authorisations relating to the Premises;
within a reasonable time after receipt by the Lessee of that request.
21	Use of other parts of the Building
21.1	Restrictions on use

The Lessee must not enter on or use the roof of the Building or any other part of the Building outside the Premises except the Common Areas.

21.2	Common Areas

The Lessee must not do or omit any act or thing, which might cause or allow the Common Areas:
(a)	to deteriorate or become impaired except for fair wear and tear;

(b)	to be in a condition other than a good and sanitary condition; or

(c)	to be obstructed.
22	Use and enjoyment affecting occupiers
22.1	Offensive activities

The Lessee must not do or carry on in the Premises:
(a)	any harmful, offensive or illegal act, matter or thing; or

(b)	any act or thing which causes nuisance, damage, or disturbance to the Lessor or any Occupier.
22.2	Aerials and amplified noise
(a)	The Lessee must not:

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(1)	construct or place outside the Premises any radio or television aerial or antenna (other than any telecommunications equipment which might reasonably be required by the Lessee in order to receive wireless telecommunications services from a telecommunications provider); or

(2)	use any sound producing equipment so as to be audible from outside the Premises;
without the prior consent of the Lessor or after that consent is withdrawn.

(b)	The Lessor may at any time withdraw a consent given under this subclause if the Lessor reasonably so determines, having regard to the rights or interests of the Lessor, the Occupiers and the owners or occupiers of nearby properties in which case the Lessee must remove the equipment (other than any telecommunications equipment which might reasonably be required by the Lessee in order to receive wireless telecommunications services from a telecommunications provider).
22.3	Infectious diseases

If any notifiable infectious disease occurs in the Premises, the Lessee must:
(a)	notify each proper public authority; and

(b)	comply with each requirement of each proper public authority.
22.4	No smoking

The Lessee must not smoke tobacco or any other substance in any part of the Building.

22.5	Not to cause obstruction

The Lessee must not do anything, which may cause an obstruction in the Facilities in any part of the Building.
23	Miscellaneous restrictions on use
23.1	Advertisements or notices

The Lessee must not display from or affix to the Premises or any other part of the Building any advertisement or notice visible from outside the Premises without the prior consent of the Lessor which the Lessor may not unreasonably withhold in the case of a notice:
(a)	stating the name and business of the Lessee;

(b)	affixed in a place immediately adjacent to the Premises.
23.2	Rubbish

The Lessee must not:
(a)	place any rubbish in any part of the Building or the Land except in a place and receptacle designated by the Lessor for disposal of that type of rubbish;

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(b)	burn any rubbish in the Building or on the Land; or

(c)	fail to remove on a regular basis any rubbish of a kind not removed by the local authority.
24	Security of the building and the Premises
24.1	Lock Premises

The Lessee must not leave the Premises unattended unless every door of the Premises giving access to a Common Area or an adjoining part of the Building is securely fastened and locked.

24.2	Outside doors of Building

The Lessee must not possess any key to any lock or security access device to an outside door of the Building except as provided by the Lessor.
25	Entry by Lessor
The Lessee must permit entry to the Premises by the Lessor:
25.1	General
(a)	at all reasonable times on the Lessor giving to the Lessee reasonable notice; or

(b)	on demand in the case of emergency; with or without:

(c)	workmen and others; and

(d)	plant, equipment and materials:
for the purposes mentioned in this clause;
25.2	Inspect state of repair

To inspect the state of repair of the Premises and to ensure compliance with the Lessee’s Covenants;

25.3	Comply with authorities

To comply with any requirement, notification or order of an authority having jurisdiction or authority over or in respect of the Premises for which the Lessor is liable under this Document;

25.4	Maintenance, modifications or extensions

To carry out maintenance, repair, renovation, replacement, modifications, installations or extensions to the Building, the Plant and Equipment, or any other equipment, cables, pipes or wires within the Premises or the Building, on condition that the Lessor uses its reasonable endeavours not to cause any undue inconvenience to the Lessee;

25.5	Plant and Equipment

To maintain, service, install or remove any Plant and Equipment provided that the

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Lessor uses its reasonable endeavours not to cause any undue inconvenience or disruption to the Lessee;
25.6	Interested persons

To view the Premises with:
(a)	persons having or seeking an interest in the Building or any part of the Building;

(b)	financiers;

(c)	insurers; and
other similarly interested persons; or
25.7	Affix notices

To affix re-letting notices to the Premises during the last SIX (6) months of the Term.
26	Unauthorised purpose
The Lessee must not use the Facility, item of Plant and Equipment or Lessor’s Fixture for a purpose other than for which it was designed or for which it is designated by the Lessor.
27	Plant and equipment
The Lessee must:
(a)	comply with and observe the reasonable requirements of the Lessor relating to the Plant and Equipment;

(b)	not do anything which might interfere with or impair the efficient operation of the Plant and Equipment; and

(c)	when conditioned air is available, not obstruct that airflow through the ducting of the Premises; nor use any other method of air-conditioning, heating or cooling without the prior consent in writing of the Lessor.
28	Electrical circuits
28.1	Not overload

The Lessee must not install any electrical equipment on the Premises, which might overload the cables, switchboards, or sub-boards, through which electricity is connected to the Premises without the prior consent of the Lessor and under any condition imposed by the Lessor.

28.2	Consent to install equipment

If the Lessee wishes to install any electrical equipment on the Premises which might overload the cables, switchboards or sub-boards through which electricity is connected to the Premises and:

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(a)	the Lessor grants its consent; and

(b)	the Lessor considers that any alteration is necessary to comply with the requirements of the Lessor’s insurance underwriters or with any statute in force from time to time;
then:
(c)	that alteration will be effected by the Lessor at the expense of the Lessee;

(d)	the Lessee must pay the entire cost of the alteration to the Lessor on demand by the Lessor; and

(e)	if required by the Lessor the Lessee must deposit with the Lessor the estimated cost of the alteration before commencement of any work.
29	Insurance
29.1	Public liability insurance

The Lessee effect and maintain with an insurance company in respect of the Premises adequate public liability insurance in an amount not less than the Public Liability Insurance Amount in respect of any one claim.

29.2	Insurance of Lessee’s Fixtures

The Lessee must insure and keep insured to the full insurable value on a replacement or reinstatement basis the Lessee’s Fixtures.

29.3	Workers’ compensation insurance

The Lessee must effect and maintain workers’ compensation insurance in respect of all employees of the Lessee employed in, about or from the Premises.

29.4	Glass

The Lessee must effect and maintain with an insurance company a policy of insurance against all risks in respect of the glass in the doors, walls or windows of or to the Premises.

29.5	Supply details etc.

The Lessee must in respect of the insurance mentioned in this clause:
(a)	supply to the Lessor details;

(b)	produce annually each certificates of currency issued by an Insurance Company;

(c)	deliver promptly to the Lessor particulars of any alteration of the terms and conditions of each policy.
29.6	Not to invalidate insurance

The Lessee must:
(a)	not do or omit to do any act or thing or bring or keep anything in the Building:

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(1)	which might render the insurance on the Building void or voidable; or

(2)	which might cause the rate of premium to be increased; and
(b)	if the Lessor approves in writing any proposal of the Lessee to add to or increase any risk, which is covered by insurance, pay all additional premiums resulting from the additional or increased risk.
30	Lessee’s indemnities
30.1	Indemnities paramount

The obligation of the Lessee to indemnify the Lessor:
(a)	under this Document; or

(b)	by law;
is unaffected by the obligation of the Lessee to effect insurance and the obligation of the Lessee to indemnify is paramount.
30.2	Indemnity in respect of Lessor’s expenses

To the extent permitted by law, the Lessee must on demand pay to the Lessor an amount equal to all money paid by the Lessor in respect of any liability of the Lessee under this Document.

30.3	General indemnity

The Lessee INDEMNIFIES the Lessor against all Losses for which the Lessor becomes liable in respect of loss or damage to property or death or injury of any nature or kind and however or wherever sustained:
(a)	caused or contributed to by the use or occupancy of the Premises except to the extent caused or contributed to by the act or omission of the Lessor;

(b)	resulting from an act or omission of the Lessee or the Lessee’s Permitted Person; or

(c)	resulting from a notice, claim or demand to pay, do or perform any act or thing to be paid, done or performed by the Lessee under this Document except to the extent that the Lessor is obliged under the provisions of this Document to pay for or contribute to that cost.
31	Lessee’s obligations at risk and expense of Lessee
Unless this Document otherwise provides, whenever the Lessee is obliged or required by this Document to do or omit to do any act or thing, the doing or the omission of that act or thing will be at the sole risk and expense of the Lessee.
32	Limit of Lessor’s liability
Each Lessor is only liable for breaches of the Lessor’s Covenants occurring while that person is the registered proprietor of the Land.

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33	Report to Lessor
The Lessee must report promptly to the Lessor or the Managing Agent in writing and in the case of emergency, verbally:

33.1	Damage to or defect in Premises

Any damage to or defect in the Premises, the Lessor’s Fixtures, the Plant and Equipment or the Facilities in the Premises of which the Lessee is or ought to be aware;

33.2	Broken glass

Any breakage of glass in an exterior or inter-tenancy window or door in the Building;

33.3	Malfunction of Plant and Equipment or Facility

Any malfunction of any Plant and Equipment or Facility either within the Premises or used by the Lessee; and

33.4	Circumstance likely to cause damage or danger

Any circumstance likely to:
(a)	be a danger; or

(b)	cause any damage or danger;
to the Premises, the Building, or any person on or in the Premises, the Building or the Land of which the Lessee is aware.
34	Caveats
34.1	Not lodge absolute caveat

The Lessee must not lodge an absolute caveat over the Land to protect the interest of the Lessee under this Document.

34.2	Withdraw caveat on Termination

The Lessee must withdraw any caveat lodged by or on behalf of the Lessee over the Land on or before Termination.
35	Not impede exercise of Lessor’s rights
The Lessee must not impede the exercise of the Lessor’s Rights.
36	Compliance with statutes
Notwithstanding anything to the contrary contained or implied in this Document, the Lessee must comply promptly with all statutes from time to time in force relating to the Premises or the use of the Premises except for any imposing an obligation to carry out structural work which the Lessee is not required to carry out under this Document.

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37	Default by Lessee
37.1	Events of default

An Event of Default occurs if:
(a)	any Rent or Variable Outgoings is unpaid for SEVEN (7) days after becoming due whether or not demand for payment is made;

(b)	the Lessee is in breach of any of the Lessee’s Covenants other than covenants to pay Rent or Variable Outgoings for FOURTEEN (14) days after notice has been given to the Lessee;

(c)	the Lessee is a body corporate and:
(1)	an application is made, a resolution is passed, or a meeting is convened for the purpose of considering a resolution, for the Lessee to be wound up unless the winding up is for the purpose of reconstruction or amalgamation; or

(2)	a resolution is passed, or a meeting is convened for the purpose of considering a resolution, for the appointment of an administrator of the affairs of the Lessee;
(d)	the Lessee admits in writing its inability to pay its debts;

(e)
(1)	a compromise or arrangement is made between the Lessee and its creditors; or

(2)	an application is made to a Court for an order summoning a meeting of any class of creditors of the Lessee;
(f)	a controller, as defined by the Corporations Law, is appointed in respect of any property of the Lessee;

(g)	a mortgagee takes possession of any property of the Lessee;

(h)	any execution or similar process is made against the Premises or the property of the Lessee;

(i)	an application is made or notice given or other procedure commenced for the dissolution or cancellation of the registration of the Lessee under the Corporations Law or any analogous process;

(j)	the Lessee, being a natural person, commits an act of bankruptcy; or

(k)	the Lessee is in breach of a provision of an instrument other than this Document giving the Lessee a right to occupy any part of the Land or the Building.
37.2	Lessor may retake possession

After an Event of Default has occurred and without any notice or demand, the Lessor may at any time enter the Premises, and on re-entry the Term will immediately determine but without affecting any of the Lessor’s Rights.

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37.3	Acceptance of Money Payable not to prejudice Lessor’s Rights

Demand by the Lessor for, or acceptance of, Money Payable after an Event of Default has occurred will not:
(a)	affect the exercise by the Lessor of the Lessor’s Rights; or

(b)	operate as an election by the Lessor either to exercise or not to exercise the Lessor’s Rights.
37.4	Lessor may remedy Lessee’s default

If the Lessee:
(a)	omits or neglects to pay any Money Payable; or

(b)	does or fails to do anything which constitutes a breach of the Lessee’s Covenants;
the Lessor may on each occasion without affecting any right, remedy or power arising from that default:
(c)
(1)	pay that Money Payable;

(2)	do or cease the doing of that thing; or

(3)	both; as if it were the Lessee; and
(d)	enter and remain on the Premises for that purpose;
and the Lessee must pay to the Lessor on demand the Lessor’s cost of remedying each breach or default.

37.5	Exercise of Lessor’s Rights

The Lessor may exercise the Lessor’s Rights:
(1)	without notice being required other than as provided in this Document; and

(2)	notwithstanding laches, neglect or previous waiver by the Lessor in respect of any breach of the Lessee’s Covenants or the exercise of the Lessor’s Rights.
37.6	Essential terms

Each of the Lessee’s Covenants which are specified in:
(a)	clauses 5 (‘RENT’), 8 (‘GST’) and 9.6 (‘VARIABLE OUTGOINGS’);

(b)	clauses 14.1 and 14.3 (‘LESSEE TO MAINTAIN PREMISES’ ‘General’ and ‘Repair promptly’);

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(c)	clause 16 (‘ALTERATIONS’);

(d)	clause 17.1 (‘USE OF PREMISES’ ‘Purpose’);

(e)	clause 22.1 (‘USE AND ENJOYMENT AFFECTING OCCUPIERS’ ‘Offensive Activities’);

(f)	clause 29 (‘INSURANCE’); and

(g)	clause 44 (‘ASSIGNING AND CHARGING’);
are essential terms of this Document but this subclause does not mean or imply that there are no other essential terms in this Document.

37.7	Damages for breach of essential terms

In addition to any other remedy or entitlement of the Lessor including the right to terminate the estate granted by this Document:
(a)	the Lessee must compensate the Lessor in respect of any breach of an essential term;

(b)	the Lessor is entitled to recover damages from the Lessee in respect of such breaches; and

(c)	the Lessee COVENANTS with the Lessor, which covenant will survive the Termination or any deemed surrender at law of the estate granted by this Document, that if the Term is determined:
(1)	for breach of an essential term by the acceptance by the Lessor of a repudiation of this Document by the Lessee; or

(2)	following the failure by the Lessee to comply with a notice given to the Lessee to remedy any default;
the Lessee must pay to the Lessor on demand the total of:
(3)
(A)	the Rent then payable under this Document; and

(B)	the Lessor’s reasonable estimate of the Variable Outgoings and Rates and Taxes which would have been payable by the Lessee;
for the unexpired balance of the Term if the Term had expired by effluxion of time; and
(4)	Losses incurred by the Lessor as a result of that early determination including, but not limited to, all costs of reletting or attempting to relet the Premises;
less the rent and other money which the Lessor reasonably expects to obtain by reletting the Premises between the date of Termination and the date on which the Term would have expired by effluxion of time; but the Lessor:
(5)	must take reasonable steps to mitigate its Losses and endeavour to relet the Premises at a reasonable rent and on reasonable terms; and

(6)	is not required to offer or accept rent or terms which are the same or

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similar to the rent or terms contained or implied in this Document.
37.8	Certificate to be conclusive

A certificate given to the Lessee by the Lessor of the amount of the Rent, Variable Outgoings and Rates and Taxes under 37.7(c) will be conclusive as between the Parties except in the case of manifest error.
37.9	Separate suits

The Lessor may without prejudice to any other remedy, sue the Lessee for any Money Payable which may from time to time become due and owing by the Lessee to the Lessor and in particular, the Lessor may:
(a)	sue for any instalments of Rent, Variable Outgoings or Rates and Taxes as and when those instalments become due; and

(b)	by a separate suit or suits sue for any further sum or sums which may be found to be due or owing by the Lessee to the Lessor on the completion of the calculations made at the end of each Lease Year; and
neither the institution of any suit nor the entering of judgment in any suit will bar the Lessor from bringing a separate or subsequent suit or suits for the balance of any Money Payable.
38	Destruction or damage to building or premises
38.1	Major Rebuilding Required

If the Building or any part of the Building is so destroyed or damaged:
(a)	as to require major rebuilding of the Building;

(b)	that the Premises are Unfit for Occupation;

(c)	as to inhibit access to the Premises by the Lessee or the customers of the Lessee’s business in any substantial manner; or

(d)	as to cause significant disruption to the Lessee’s business;
the Lessor:
(e)	may within THREE (3) months of the destruction or damage terminate the Term with immediate effect by notice to the Lessee;

(f)	will not be obliged to rebuild the Building or that part damaged; and

(g)	unless the Lessor has Terminated the Term, must within THREE (3) months of the destruction or damage, give notice to the Lessee advising the Lessee:
(1)	whether or not the Lessor intends to rebuild; and

(2)	if the Lessor intends to rebuild, how long that rebuilding is estimated to take.

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38.2	Abatement of Rent

If:
(a)	the Premises are Unfit for Occupation; and

(b)	payment of insurance money in respect of the damage or destruction causing the Premises to be Unfit for Occupation is not at any time refused or withheld in whole or in part as a result of any act or omission of the Lessee;
the Rent or a fair and just proportion according to the nature and extent of the damage sustained will from the date of damage or destruction until the Premises are reinstated and are no longer Unfit for Occupation abate and cease to be payable.
38.3	Lessee may Terminate

If the Premises are Unfit for Occupation and:
(a)	the Lessor has given the Lessee notice under clause 38.1 that it does not intend to rebuild; or

(b)	the Premises remain Unfit for Occupation for a period of at least THREE (3) months;
the Lessee may give the Lessor notice to terminate the Term with immediate effect but without affecting the rights of the Lessor in respect of any unpaid Money Payable or any antecedent breach by the Lessee of any of the Lessee’s Covenants.
39	Option to renew
If:
(a)	the Lessee at least NINE (9) months prior to the date for commencement of a Further Term gives the Lessor notice to grant the Further Term; and

(b)	there is no subsisting default by the Lessee at the date of service of the notice and at the date for commencement of that Further Term in:
(1)	the payment of the Money Payable; or

(2)	the performance or observance of the Lessee’s Covenants;
the Lessor must grant to the Lessee that Further Term at the Rent and on the terms and conditions of this Document.
40	Holding over
If the Lessee remains in possession of the Premises after expiry of the Term with the consent of the Lessor, the Lessee will be a monthly tenant of the Lessor at a rent equivalent to:
(a)	the Rent for the period immediately preceding expiry of the Term increased by CPI or 3%, whichever is the greater; and

(b)

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(1)	the Lessee’s Proportion of the Rates and Taxes; and

(2)	the Lessee’s Proportion of the Variable Outgoings which would have been payable by the Lessee if a Further Term had been granted at expiry of the Term;
and otherwise on the same terms and conditions as this Document.
41	Termination
41.1	Restoration of the Premises on Termination

Prior to Termination, the Lessee at the Lessee’s cost must restore
(a)	the Premises; and

(b)
(1)	the Facilities

(2)	the Building; and

(3)	those parts of the Plant and Equipment;
affected by anything done by the Lessee,
to its original state having regard to the age of the Premises and the Lessee’s Covenants.
41.2	Yield up and surrender keys

On Termination the Lessee must:
(a)	peaceably surrender and yield up to the Lessor the Premises in a condition consistent with observance and performance of the Lessee’s Covenants;

(b)	surrender to the Lessor all keys and security access devices providing access to or within the Building held by the Lessee whether or not provided by the Lessor.
41.3	Removal of Lessee’s Fixtures

Prior to Termination, the Lessee must remove from the Premises and the Building all the Lessee’s Fixtures and property of the Lessee and promptly make good to the reasonable satisfaction of the Lessor any damage caused by that removal.
42	Lessee’s goods left in common areas
After termination the Lessor may remove at the Lessee’s expense and risk any goods or furniture of the Lessee left in the Common Areas and may sell them and use the money from the sale to offset any unpaid Money Payable

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43	Lessee’s fixtures not removed at termination
43.1	Lessor may remove

On re-entry the Lessor will have the right to remove any property of the Lessee left in or about the Premises.
43.2	Lessee to indemnify

The Lessee INDEMNIFIES the Lessor against all damage caused by the removal of and the cost of storing that property.

43.3	Property may be sold

All Lessee’s Fixtures and property belonging to the Lessee not removed at Termination will, at the Lessor’s option become the absolute property of the Lessor and may be disposed of by the Lessor as the Lessor thinks fit.
44	Assigning and charging
44.1	No assignment without consent

The Lessee must not assign, mortgage or charge the leasehold estate in the Premises nor sublet, part with possession, or dispose, of the Premises or any part of the Premises without the consent of the Lessor and except under this clause.
44.2	Exclusion of the Property Law Act

Sections 80 and 82 of the Property Law Act 1969 are excluded.

44.3	Changes in beneficial ownership of shares

If the Lessee is a corporation the shares in which are not quoted on any stock exchange in Australia, any change in the beneficial ownership, issue or cancellation of shares in that corporation or any holding company of that corporation within the meaning of the Corporations Law will be deemed to be an assignment of the leasehold estate created by this Document.

44.4	Consent to assignment

The Lessor may not unreasonably withhold its consent to an assignment of the leasehold estate created by this Document if:
(a)	the proposed assignee is a respectable and responsible person of good financial standing, the onus of satisfying the Lessor in respect of those criteria being on the Lessee;

(b)	all Money Payable then due or payable has been paid and there is no existing unremedied breach of the Lessee’s Covenants;

(c)	the Lessee procures the execution by the proposed assignee of a deed of assignment to which the Lessor is a party prepared and completed by the Lessor’s solicitors at the cost of the Lessee in all respects;

(d)	the assignment contains a covenant by the assignee with the Lessor to pay all Money Payable and to perform and observe all the Lessee’s Covenants; and

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(e)	the Lessee pays to the Lessor the amounts specified in clause 44.8.
44.5	Directors or shareholders must guarantee

If the assignee is a corporation the shares in which are not quoted on any stock exchange in Australia, it will be a term of the Lessor’s consent to the deed of assignment that the directors or the substantial shareholders at the option of the Lessor of that corporation guarantee to the Lessor the observance and performance by the assignee of the Lessee’s Covenants including payment of all Money Payable.
44.6	Assignee substitutes for assignor

Subject to the proposed assignee being of similar financial standing as the assignor Lessee, upon the completion of any assignment of this Lease to an assignee all obligations of the assignor Lessee under this Lease shall cease.

44.7	Consent to charge

If the Lessor consents to a charge, that consent will be in a form approved by the Lessor.

44.8	Costs in respect of assigning

If the Lessee wishes to assign the leasehold estate created by this Document the Lessee must pay to the Lessor:
(a)	all professional and other costs, charges and expenses on a full indemnity basis incurred by the Lessor of and incidental to:
(1)	the enquiries made by or on behalf of the Lessor as to the respectability, responsibility and financial standing of each proposed assignee; and

(2)	all other matters relating to the proposed assignment;
whether or not the assignment proceeds; and
(b)	if required by the Lessor, a sum nominated by the Lessor on account of the amounts mentioned in paragraph (a).
44.9	Consent to sublet

The Lessor may not unreasonably withhold its consent to the subletting of the Premises or any part of the Premises.
45	Consents
Unless this Document otherwise expressly provides, the Lessor may withhold consent to any matter requiring consent without specifying any reason.
46	Act by agents
All acts and things which the Lessor is required or empowered to do under this Document may be done by the Lessor or the solicitor, agent, contractor or employee of the Lessor.

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47	Lessee liable for permitted persons
The Lessee is liable for the acts or omissions of Permitted Persons arising out of and in connection with the rights and obligations created by this Document.
48	Notice
48.1	Definition

In this clause Notice includes each notice, demand, consent or authority given or made to any person under this Document.
48.2	Form and Service

A Notice to a person:
(a)	must be in writing;

(b)	may be given or made by:
(1)	delivering it to that person personally;

(2)	addressing it to that person and leaving it at or posting it to:
(A)	the address of that person appearing in this Document;

(B)	that person’s usual or last known place of residence;

(C)	if that person is in business as a principal, that person’s usual or last known place of business;

(D)	if that person is a corporation, its registered office or principal place of business; or

(E)	any other address nominated by that person by notice to the person giving the Notice; or
(3)	sending a facsimile copy of the Notice to the facsimile copier number specified in Item 14 of the Schedule or any other number nominated by that person by notice to the person giving the Notice;
(c)	will be deemed to be given or made:
(1)	if by personal delivery, when delivered;

(2)	if by leaving the Notice at an address specified in paragraph (b), when left at that address unless the time of leaving the Notice is:
(A)	not on a Business Day; or

(B)	after FIVE (5) o’clock in the afternoon on a Business Day;
when it will be deemed to be given or made on the next following Business Day;
(3)	if by post, on the second Business Day following the date of posting of the Notice to an address specified in paragraph (b); and

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(4)	if by facsimile, when despatched by facsimile to a number specified in paragraph (b)(3), unless the time of dispatch is:
(A)	not on a Business Day; or

(B)	after FIVE (5) o’clock in the afternoon on a Business Day;
when it will be deemed to be given or made on the next following Business Day; and
(d)	may be signed:
(1)	if given by an individual, by the person giving the Notice;

(2)	if given by a corporation, by a director, secretary or manager of that corporation; or

(3)	by a solicitor or other agent of the person giving the Notice.
49	Proper law
This Document is governed by, and to be interpreted in accordance with, the laws of Western Australia and where applicable the laws of the Commonwealth of Australia.
50	Arbitration
50.1	Dispute referred to single arbitrator

Except as otherwise provided, any dispute arising out of this Document is to be determined by a single arbitrator under the provisions of the Commercial Arbitration Act 1985 and the Lessor and Lessee may each be represented by a legal practitioner of their choice.
50.2	No abatement

The Lessee must pay the Money Payable without abatement or deduction until whichever is the earlier of:
(a)	the date of the award of the arbitrator; or

(b)	agreement between the parties;

(c)	when the Lessor will refund to the Lessee any money paid by the Lessee not required to be paid within the terms of the award of the arbitrator or the agreement between the Lessor and Lessee.
51	Accrual on daily basis
Money Payable accrues on a daily basis.

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52	Statutory powers
The powers conferred on the Lessor by or under any statute for the time being in force are, except to the extent inconsistent with the terms and provisions expressed in this Document, in augmentation of the powers conferred on the Lessor by this Document.
53	Moratorium not to apply
To the fullest extent permitted by law, the provisions of a statute which would, but for this clause:
(a)	extend or postpone the date of payment of money

(b)	reduce the rate of Interest; or

(c)	abrogate, nullify, postpone or otherwise affect any condition under this Document do not apply to limit or affect the terms of this Document.
54	Severance
If any part of this Document is, or becomes, void or unenforceable that part is or will be, severed from this Document to the intent that all parts that are not, or do not become, void or unenforceable remain in full force and effect and are unaffected by that severance.
55	Waivers
55.1	Failure or delay is not waiver

Failure to exercise or delay in exercising any right, power or privilege in this Document by the Lessor does not operate as a waiver of that right, power or privilege.
55.2	Partial exercise does not preclude further exercise

A single or partial exercise of any right, power or privilege does not preclude:
(a)	any other or further exercise of that right, power or privilege; or

(b)	the exercise of any other right, power or privilege.
56	Variation
This Document may be varied only by deed executed by the Parties.
57	Further assurances
Each Party must execute and do all acts and things necessary or desirable to implement and give full effect to the provisions and purpose of this Document.
58	Counterparts
This Document may be executed in any number of counterparts each of which is an

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original and all of which constitute one and the same instrument.
59	Payment of money
Any sum of money to be paid to the Lessor must be paid to the Lessor at the Address or as otherwise directed by the Lessor by notice from time to time.

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Schedule
1	Premises
The premises situated on the Land comprising of:
•	Office / amenities	200 m2 approximately

•	Training room / amenities	200 m2 approximately

•	Warehouse	6,112 m2 approximately

•	Canopy	576 m2 approximately
as shown on the attached plan.
2	Land
Lot 53 on Plan 12387, being the whole of the land comprised in Certificate of Title Volume 1770 Folio 067.
3	Term
A Term of Ten (10) years commencing on the Date of Commencement and expiring on 28 February 2019
4	Date of Commencement
1 March 2009
5	Further Term
(a)	A Further Term of Five (5) years commencing on 1 March 2019 and expiring on 28 February 2024

(b)	A Further Term of Five (5) years commencing on 1 March 2024 and expiring on 28 February 2029
6	Rent
From the Date of Commencement the Rent is $585,400.00 per annum, payable by instalments of $48,783.33 per month in advance on the first day of each month.
7	Rent Review Dates
(a)	CPI review dates:

Every TWELVE (12) months from the Date of Commencement (other than the dates on which a market review is conducted).

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(b)	Market review dates:

Every FIVE (5) years from the Date of Commencement.
8	Address
Suite 1, 567 Hay Street Daglish, Western Australia
9	Managing Agent
As notified by the Lessor to the Lessee from time to time.
10	Rate Of Interest
FOUR PERCENT (4%) above the Westpac Indicator Lending Rate published by Westpac from time to time.
11	Painting and Decorating Intervals
THREE (3) months prior to the expiry of the Term
12	Public Liability Insurance Amount:
TWENTY MILLION DOLLARS ($20,000,000)
13	Permitted Use
Administration, warehousing, distribution, sales and manufacturing of fibre cement products and systems and all associated activities
14	Facsimile Number
Lessor:	(08) 9388 0577

Lessee:	(02) 9638 9299

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Executed as a deed:
Executed by Welshpool Landowner Pty Ltd
ACN 108 198 778 in accordance with section 127(1)
of the Corporations Act 2001 by authority of its Directors:

/s/ Ian Beacham	/s/ Michael W Hodgson

Secretary/Director	Director

Ian Beacham	/s/ Michael W Hodgson

Name (please print)	Name (please print)
Executed by James Hardie Australia Pty Limited
ACN 084 635 558 in accordance with its constitution:

/s/ Marcin Firek	/s/ Shane Dias

Secretary/~~Director~~	Director

Marcin Firek	Shane Dias

Name (please print)	Name (please print)